UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2020
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
2525 N. Stemmons Freeway,
Dallas, Texas 75207-2401
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On December 2, 2020, Trinity Industries, Inc. (the “Company”) entered into an acceptance of offer letter (the “Agreement”), by and among the Company, Banner Life Insurance Company and William Penn Life Insurance Company of New York (collectively, the “Insurer”) relating to the Trinity Industries, Inc. Consolidated Pension Plan (f/k/a the Trinity Industries, Inc. Standard Pension Plan) (the “Plan”). Wells Fargo Bank, NA serves as trustee to the Plan. Under the Agreement, the Company will purchase a non-participating group annuity contract from the Insurer and transfer to the Insurer the future benefit obligations and annuity administration for certain retirees and beneficiaries under the Plan (the “Transferred Participants”).
Upon issuance of the group annuity contract, the pension benefit obligations and annuity administration for approximately 7,850 Transferred Participants will be irrevocably transferred from the Plan to the Insurer. By transferring these obligations to the Insurer, the Company will significantly reduce its pension plan liabilities and upon payment by December 31, 2020 of lump sum distributions and other settlement payments will have no remaining obligations under the Plan or any other U.S. tax-qualified pension plan. The purchase of the group annuity contract will be funded directly by assets of the Plan. The Company expects to recognize a pre-tax non-cash pension settlement charge of approximately $160 million during the fourth quarter of 2020 as a result of the settlement of the Plan.
The transaction contemplated by the Agreement is subject to closing conditions that are customary for transactions of this nature, including certain termination clauses. Assuming all of the closing conditions are met, the Company expects the purchase of the irrevocable group annuity contract to be completed on or about December 9, 2020. At that time, the Insurer will become responsible for payment of Transferred Participants’ monthly pension benefits. Transferred Participants will continue to receive their benefits from the Plan’s trustee through February 2021, at which time it is intended that the Insurer will assume sole responsibility for administrative services, including distribution of payments to the Transferred Participants.
Forward-Looking Statements
Some statements in this Current Report on Form 8-K, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s estimates, expectations, beliefs, intentions or strategies for the future, including the expected closing of the transaction described above. The assumptions underlying these forward-looking statements include, but are not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that the Company believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting the Company’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. There are no assurances that the closing of the transaction described above will be completed when expected or at all. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 4, 2020	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer